SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 15, 2007
H&E EQUIPMENT SERVICES, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware (State or other jurisdiction of incorporation	000-51759 (Commission File Number)	81-0553291 (IRS Employer Identification No.)
11100 Mead Road, Suite 200, Baton Rouge, Louisiana 70816
(Address of Principal Executive Offices, including Zip Code)
(225) 298-5200
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Agreement and Plan of Merger
Press Release

Item 1.01 Entry Into a Material Definitive Agreement.
     On May 15, 2007, H&E Equipment Services, Inc. (the “Company”) and HE-JWB Acquisition, Inc, a wholly owned subsidiary of the Company, entered into an agreement with the shareholders of J.W. Burress, Incorporated (“Burress”) and the Burress shareholders’ representative to acquire Burress. The acquisition is subject to the completion of Burress’ 2006 audit, obtaining certain third-party consents (including from equipment manufacturers and vendors), receipt of financing, closing of the acquisition no later than July 31, 2007, and other customary closing conditions.
     Burress is a privately owned construction equipment distributor serving the mid-Atlantic markets out of twelve locations. Among others, Burress represents the following manufacturers: Diamond Z, Doosan, Hitachi, Manitowoc, Grove and Terex. The Company does not anticipate currently that Burress will continue to represent Hitachi. Accordingly, the acquisition is not conditioned on continuing the Hitachi distributorship.
     The estimated purchase price without Hitachi will be approximately $108.7 million, subject to adjustments, plus estimated assumed indebtedness of approximately $.4 million and will be financed through the Company’s existing senior secured credit facility. Should Burress continue to represent Hitachi, the Burress shareholders will have the opportunity to receive additional purchase price of approximately $12.9 million payable over three years.
     The foregoing description of the Burress acquisition agreement does not purport to be complete and is qualified in its entirety by reference to the agreement. A copy of the Burress acquisition agreement is attached hereto as Exhibit 2.1 and is incorporated by reference herein.
Item 8.01 Other Events.
     On May 16, 2007, the Company issued a press release announcing that it entered into a definitive agreement to acquire Burress. A copy of the press release is attached hereto as Exhibit 99.1. The information contained in the press release attached as Exhibit 99.1 hereto is being furnished pursuant to this Item 8.01 and should not be deemed to be filed for the purposes of Section 18 of the Securities Act of 1934, as amended, and is not incorporated by reference into any Securities Act registration statements.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

2.1	Agreement and Plan of Merger, dated May 15, 2007, by and among H&E Equipment Services, Inc., HE-JWB Acquisition, Inc., J.W. Burress, Incorporated, the shareholders of J.W. Burress, Incorporated and the Burress shareholders’ representative.

99.1	Press Release, dated May 16, 2007.

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SIGNATURES
     According to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

H&E EQUIPMENT SERVICES, INC.

Date: May 17, 2007
/s/ LESLIE S. MAGEE
By: Leslie S. Magee
Its: Chief Financial Officer

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EXHIBIT INDEX

2.1	Agreement and Plan of Merger, dated May 15, 2007, by and among H&E Equipment Services, Inc., HE-JWB Acquisition, Inc., J.W. Burress, Incorporated, the shareholders of J.W. Burress, Incorporated and the Burress shareholders’ representative.

99.1	Press Release, dated May 16, 2007.